Exhibit 10.1
BOXLIGHT CORPORATION
2750 Premiere Parkway, Suite 900
Duluth, GA 30097
November 2, 2023
Whitehawk Capital Partners, LP
11601 Wilshire Boulevard, Suite 1250
Los Angeles, CA 90025
RE: Consent to Waiver of Default under Section 7.03(a) of the Credit Agreement with respect to Test Period Ended September 30, 2023 (this “November 2023 Waiver”)
Dear Mr. Louzan,
Reference is made to:
(i)    the Credit Agreement, originally dated December 31, 2021 ((a) as amendment by the First Amendment to Credit Agreement dated as of April 4, 2022, (b) as amendment by the Second Amendment to Credit Agreement dated as of June 21, 2022, (c) as amendment by the Third Amendment to Credit Agreement dated as of April 24, 2023, (d) as amendment by the Fourth Amendment to Credit Agreement dated as of June 26, 2023 and (e) as further amended, restated, supplemented or modified, the “Credit Agreement”; all capitalized terms defined in the Credit Agreement and not otherwise defined herein have the meanings assigned to them in the Credit Agreement, as amended hereby), between Boxlight Corporation, a Nevada corporation (the “Company” or the “Borrower”) and each subsidiary of the Borrower listed as a “Guarantor” on the signature pages thereto and each other Person that executes a joinder agreement and becomes a “Guarantor” thereunder, the financial institutions party hereto as Lenders and Whitehawk Capital Partners, LP (“Whitehawk”), as collateral agent for the Lenders (in such capacity, together with its designees, successors and assigns, the “Collateral Agent”) and as administrative agent for the Lenders ((in such capacity, together with its designees, successors and assigns, the “Administrative Agent”);
(ii)    the Amended and Restated Fee Letter dated April 4, 2022 (as amended, restated, supplemented or modified, the “Fee Letter”), between the Borrower, the other Loan Parties, the Administrative Agent and the Collateral Agent;
(iii)    the Consent to Waiver of Borrowing Base Default dated as of April 17, 2023 (the “April 2023 Consent”), between the Borrower, the Administrative Agent, the Collateral Agent and the Lenders;
(iv)    the Consent to Waiver of Borrowing Base Default, “SOFR” Amendment and amendment of Prepayment Premium dated June 15, 2023 (the “June 2023 Consent”), between the Borrower, the Administrative Agent, the Collateral Agent and the Lenders; and
(iv)    the other Loan Documents.
The Loan Parties acknowledge and agree that:
(x)    that for the Testing Period Ended September 30, 2023 they have not maintained the Senior Leverage Ratio that is equal to or less than 2.75:1.00 (“Financial Covenant Default”); and

(y)    that the Financial Covenant Default constitutes an immediate Event of Default under the Credit Agreement.
The Loan Parties have requested that the Lenders: (i) waive the Financial Covenant Default and the exercise of remedies under the Credit Agreement by reason of the Loan Parties’ Financial Covenant Default (the “Financial Covenant Default Waiver”) and (ii) permit the reduction in the principal balance of the Term Loans as a result of the November 2023 Optional Prepayment (defined below) to be included in the calculation of Senior Leverage Ratio for the fiscal quarter period ended September 30, 2023 (the “Term Loan Balance Recalculation” and together with the Financial Covenant Default Waiver, this “November 2023 Waiver”), and the Lenders are agreeing to such Financial Covenant Default Waiver and Term Loan Balance Recalculation, in each case, based upon and subject to the following terms and conditions which the Loan Parties must comply with (each of 1 through and including 5 below, a “Financial Covenant Default Waiver Condition” and collectively, the “Financial Covenant Default Waiver Conditions”) (and the failure to meet any of the Financial Covenant Default Waiver Conditions would effectively negate and void this November 2023 Waiver without any further action or notice on part of any Agent or Lender):
1.The Loan Parties shall make an optional prepayment of the Term Loan in an aggregate principal amount equal to $4,000,000 (the “November 2023 Optional Prepayment”) on or prior to November 3, 2023 plus accrued interest on the November 2023 Optional Prepayment to the date of such optional prepayment plus the Prepayment Premium on the November 2023 Optional Prepayment.
2.November 2023 Optional Prepayment and the resultant Term Loan Balance Recalculation would cause the Loan Parties to be in compliance with the Senior Leverage Ratio level of equal to or less than 2.75:1.00 for the Testing Period Ended September 30, 2023.
3.By no later than the date required by the Credit Agreement, the Loan Parties shall comply with the reporting requirements for the fiscal quarter ended September 30, 2023 as required by Section 7.1(a)(i) and Section 7.1(a)(iv) of the Credit Agreement.
4.The Compliance Certificate for fiscal quarter ended September 30, 2023 would show that the Loan Parties are in compliance with the Senior Leverage Ratio level of equal to or less than 2.75:1.00 for the Testing Period Ended September 30, 2023.
5.The November 2023 Optional Prepayment and the Term Loan Balance Recalculation shall not be used for any purpose (including the calculation of interest or any premium) or basket under the Credit Agreement other than to show a reduction in the aggregate Term Loan principal balance on and as of the date of the November 2023 Optional Prepayment.
In the event, the Borrower or any other Loan Party fails to comply with any of the Financial Covenant Default Waiver Conditions, then, and in any such event and anytime thereafter during the continuance of any such event, the Agents may, and shall at the request of the Required Lenders, (i) terminate or reduce all Commitments, whereupon all Commitments shall immediately be so terminated or reduced (ii) declare all or any portion of the Term Loans then outstanding to be accelerated and due and payable, whereupon all or such portion of the aggregate principal of all Term Loans, all accrued and unpaid interest thereon (including interest at the Default Rate), all fees and all other amounts payable under this Agreement and the other Loan Documents shall become due and payable immediately, together with the payment of the Prepayment Premium (with such term as amended by the June 2023 Consent) with respect to the Commitments so terminated and the Term Loans so repaid, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan

Party and (iii) exercise any and all of its other rights and remedies under applicable law, hereunder and under the other Loan Documents.
All of the representations, warranties, terms, covenants and conditions of the Loan Documents shall remain in full force and effect in accordance with their respective terms. The conditional waiver set forth herein shall be limited precisely as provided for herein and, except to the extent specifically provided for herein, shall not be deemed to be waivers of, amendments of, consents to or modifications of any term or provision of the Loan Documents or any other document or instrument referred to therein or of any transaction or further or future action on the part of the Borrower or any other Loan Party requiring the consent of the Administrative Agent or any Lender. The Administrative Agent and the Lenders have not and shall not be deemed to have waived any of their respective rights and remedies against the Borrower or any other Loan Party for any existing or future Defaults or Events of Default (other than the defaults, as conditionally waived herein). This conditional waiver, except as expressly set forth herein, shall not constitute a modification of the Credit Agreement or a course of dealing with the Administrative Agent, the Collateral Agent or any Lender at variance with the Credit Agreement or any other Loan Document such as to require further notice by the Administrative Agent, the Collateral Agent or any Lender to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future, except, in each case, as expressly set forth herein.
Each of the Loan Parties as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as an accommodation party or a guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Loan Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed any of the Obligations, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each of the Loan Parties hereby consents to this November 2023 Waiver and conditions for this November 2023 Waiver and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. The execution of this November 2023 Waiver shall not serve to effect a novation of the Obligations or, except to the extent specifically provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender or constitute a waiver of any provision of any of the Loan Documents.
In consideration of the Administrative Agent’s and each Lender’s agreements contained in this November 2023 Waiver, each Loan Party hereby irrevocably releases and forever discharges the Administrative Agent, the Collateral Agent, each Lender and their respective affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Loan Party ever had or now has against such Released Person which relates, directly or indirectly, to any acts or omissions of any Released Person relating to the Credit Agreement or any other Loan Document on or prior to the date hereof.
Each of the following provisions of the Credit Agreement is hereby incorporated herein by this reference with the same effect as though set forth in its entirety herein, mutatis mutandis, and as if “this Agreement” in any such provision read “this Third Amendment”: Section 12.01 (Notices), Section 12.06 (Severability), Section 12.07 (Governing Law),, Section 12.10 (Jurisdiction, Service of Process and Venue), Section 12.11 (Waiver of Jury Trial), Section 12.13 (No Party Deemed Drafter), Section 12.15 (Indemnification), Section 12.16 (Governing Law Attorney), Section 12.22 (Integration), and Section 12.25 (Electronic Signatures). This

November 2023 Waiver is a Loan Document and is subject to and has the benefit of all provisions in the Credit Agreement applicable to Loan Documents

Please confirm Whitehawk's consent and approval to the foregoing and by your execution of this letter you agree that no default under the Credit Agreement has occurred to date.

BORROWER:

BOXLIGHT CORPORATION

By:	\s\ Michael R. Pope
Name: Michael R. Pope
Title: Chief Executive Officer

GUARANTORS:

Boxlight, Inc.,
a Washington corporation

By:	\s\ Michael Pope
Name: Michael Pope
Title: Chief Executive Officer

EOSEDU LLC,
an Arizona limited liability company

By:	\s\ Michael Pope
Name: Michael Pope
Title: Chief Executive Officer

Boxlight Group Limited
a Northern Ireland company

By:	\s\ Michael Pope
Name: Michael Pope
Title: Chief Executive Officer

EXECUTED as a DEED by Sahara Holdings
Limited, acting by two directors:

\s\ Michael Pope
Name: Michael Pope
Title: Chief Executive Officer

\s\ Mark Starkey
Name: Mark Starkey
Title: President

Sahara Presentation Systems, Inc.,
a Delaware corporation

By:	\s\ Michael Pope
Name: Michael Pope
Title: Chief Executive Officer

EXECUTED as a DEED by Sahara Presentation
Systems Ltd, acting by two directors

\s\ Michael Pope
Name: Michael Pope
Title: Chief Executive Officer

\s\ Mark Starkey
Name: Mark Starkey
Title: President

Clevertouch B.V.,
a Netherlands limited liability company (besloten
vennootschap met beperkte aansprakelijkheid)

By:	\s\ Michael Pope
Name: Michael Pope
Title: Chief Executive Officer

Sahara Presentation Systems Europe BV
a Belgium company

By:	\s\ Michael Pope
Name: Michael Pope
Title: Chief Executive Officer

FrontRow Calypso, LLC
a Delaware limited liability company

By:	\s\ Michael Pope
Name: Michael Pope
Title: Chief Executive Officer

COLLATERAL AGENT AND ADMINISTRATIVE AGENT:

WHITEHAWK CAPITAL PARTNERS, LP, as Administrative
Agent and Collateral Agent

By:	\s\ Robert A. Louzan
Name: Robert A. Louzan
Title: Authorized Signatory

LENDERS:

WHITEHAWK FINANCE LLC

By:	\s\ Robert A. Louzan
Name: Robert A. Louzan
Title: Authorized Signatory